SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549

                          FORM 8-K

                       CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) July 12, 2004


		MONMOUTH CAPITAL CORPORATION
    (Exact name of Registrant as specified in its charter)



 New Jersey                      0-24282         21-0740878
 (State or other jurisdiction   (Commission    (IRS Employer
 of incorporation)               File Number)   Identification
 Number)



3499 Route 9N, Suite 3C, Freehold, NJ         07728
Address of principal executive offices)      (zip code)



Registrant's telephone number,including area code (732) 577-9996



Former name or former address, if changed since last report.)

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     Item 5.  Other Events.

       On July 9,2004, Monmouth Capital Corporation (the Registrant) purchased a 60,000 square foot industrial building in Richmond, Virginia, from NP Richmond Realty, LLC, a Georgia limited liability company, which constructed the building. This warehouse facility is 100% leased to Carrier Sales & Distribution, LLC (the Tenant or Carrier) under a net lease for 7 years (Carrier lease). The purchase price was approximately
$4,100,000. The Registrant borrowed approximately $3,100,000 against its security portfolio with Wachovia Securities (the margin loan) and drew down $1,000,000 on its line of credit with Two River Community Bank (the line of credit). The property acquired is commercial rental property and will continue to be used as such. The Registrant will account for this transaction as a purchase.

      The following are the material factors to be considered in assessing the property:

      * Description of Property - The property acquired is a 60,000 square foot industrial building located at 2300 Westmoreland Street, Henrico County, in Richmond, Virginia, on approximately 6.34 acres. The property includes 45,665 square feet of warehouse space, 11,854 square feet of office space and 2,482 square feet of parts store.

      * Occupancy Rate and Number of Tenants - The commercial rental property acquired was constructed in 2004.
Commencing May 11, 2004, the property was 100% occupied under a 7-year net lease agreement with Carrier. This Carrier lease agreement provides that operating expenses, including property taxes, general liability insurance, landscaping, utilities and repairs in the ordinary course of business, be borne by the tenant.

      * Principal Business of Tenant - Carrier uses this property as a warehouse facility. The Registrant believes that Carrier will continue to use this property as such.


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     *	  Principal Provisions of the Carrier Lease - The following
are the principal provisions of the Carrier lease:

          Term                     Monthly Rent

     7/12/04 - 5/31/05             $29,500
     6/01/05 - 5/31/06              30,238
     6/01/06 - 5/31/07              30,955
     6/01/07 - 5/31/08              31,724
     6/01/08 - 5/31/09              32,493
     6/01/09 - 5/31/10              33,261
     6/01/10 - 5/31/11              34,081


      At the end of the lease term, the tenant has two (5) year
options.  Base  rent beginning the first option term  shall  be
$35,104 per month with 3% increases per year.   Base rent
beginning the second option term shall be $40,695 per month with 3% increases per year.

     The Seller assigned the lease to Registrant.


	* Basis of Acquired Property for Depreciation - The basis for depreciation is the purchase price of the property. Approximately $3,649,000 of the purchase price is attributable to building and improvements, which will be depreciated over a 39 year life on a straight-line basis (Modified Accelerated Recovery System). The residual is attributable to land.

       * Anticipated Capital Improvements - The Registrant does not anticipate any significant capital improvements during the term of the lease described above.

       * Insurance Coverage - Property insurance is the responsibility of the Tenant in an amount equal to the replacement costs of the Tenants' improvements. Tenant shall provide commercial general liability insurance of $3,000,000 per occurrence. Registrant is responsible for additional general liability insurance coverage and additional property coverage,
including fire,  extended  coverage  and  all  risk   for   the
replacement cost of the building.

      Registrant knows of no other material factors relating to the property acquired other than those discussed in this Form 8-K.
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
      The following is pro forma financial information. The impact of the property acquired to the financial statements of the Registrant is as follows:

     ADJUSTMENTS TO STATEMENT OF INCOME

     Rental and Occupancy Charges - Increase of $381,000 based upon the amortization of the total rental payments for scheduled rent over the remaining lease term.

     Interest Expense - Increase of $135,000 based upon a balance of $1,000,000 on the Registrants line of credit, currently at 5.0% interest and a margin loan increase of $3,100,000, currently at 2.75%.

     Depreciation Expense - Increase of $105,000 based upon approximately $3,649,000 of the purchase price being attributed to building and improvements, and straight-line depreciation over a 39 year life.

     Net Income - Increase of $141,000 (rental and occupancy charges less interest expense and depreciation expense).

     The effect of cash made available by operations will be an increase of $246,000 (net income plus depreciation).


     ADJUSTMENTS TO THE BALANCE SHEET AT DATE OF PURCHASE

     Land, Buildings, Improvements and Equipment - Increase of approximately $4,100,000, based on the purchase price and closing costs.

     Loans Payable - Increase of $4,100,000, the total amount used on the line of credit and margin loan.

     Registrant knows of no other financial statement item
     which would be materially affected by the acquired
     property.
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                         SIGNATURES


      Pursuant to the requirements of the Securities Exchange
      Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                MONMOUTH CAPITAL CORPORATION





				/s/ Anna T. Chew
                                ANNA T. CHEW
                                Chief Financial Officer



     Date July 12, 2004







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